WASHINGTON, D.C.

                                           FORM 8-K

                                 CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934


                               November 2, 1999
                   Date of Report (date of earliest event reported)


                      ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.
                   (Exact Name of Registrant as Specified in its Charter)


    California                           0-11038                 33-0644381
(State or Other                       (Commission           (IRS Employer Iden-
Jurisdiction of                       File Number)            tification Number)
Incorporation)


                          10675 Sorrento Valley Road, Suite 200
                               San Diego, California  92121
                             (Address of Principal Executive Offices
                                      Including Zip Code)

                                     (619) 657-0100
                                 (Registrant's Telephone Number,
                                      Including Area Code)

Item 5 - Other Events


Mr. Jon Gilbert has requested of the Board of Directors that they accept his resignation as chief executive officer.

Gilbert feels the company would be better served if he focused his attention on strategic opportunities for ARCOMS. In his new role as Director of Strategic and Business Development, he will concentrate on the identification of new products and technologies as well as markets which require remote communication solutions. Gilbert will remain a member of the Board of Directors.

Michael Silverman, the chairman and founder of ARCOMS will assume the interim role of CEO. The company plans to begin a search for a new CEO.




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 1999
                                             ADVANCED REMOTE COMMUNICATION
                                             SOLUTIONS, INC.


                                             BY: /S/ MICHAEL SILVERMAN,
                                             CHAIRMAN OF THE BOARD